Exhibit 24.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned with respect to the Common Stock, par value $0.01 par value per share, of Endo International plc, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated: February 14, 2025

OAKTREE OPPORTUNITIES FUND Xb HOLDINGS (DELAWARE), L.P.

By: Oaktree Fund GP, LLC
Its: General Partner
By: Oaktree Fund GP I, L.P.
Its: Managing Member

	By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE OPPORTUNITIES FUND Xi HOLDINGS (DELAWARE), L.P.

By: Oaktree Fund GP, LLC
Its: General Partner
By: Oaktree Fund GP I, L.P.
Its: Managing Member

	By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE OPPORTUNITIES FUND Xii HOLDINGS (DELAWARE), L.P.

By: Oaktree Fund GP, LLC
Its: General Partner
By: Oaktree Fund GP I, L.P.
Its: Managing Member

	By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE CAPITAL HOLDINGS, LLC

	By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

	By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President